================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            MULTI-COLOR CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                             MULTI-COLOR CORPORATION

                       205 West Fourth Street, Suite 1140
                             Cincinnati, Ohio 45202



Dear Shareholder:

We invite you to attend our annual meeting of shareholders at 10:30 a.m. on Thursday, August 16, 2001 at Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202. After the meeting, you will hear a report on our operations and have a chance to meet your directors and executives.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our director candidates.

Your vote is important. Whether or not you plan to attend, please complete, sign, date and return your proxy card promptly in the enclosed envelope. If you do attend the meeting, you may vote your shares in person.



Sincerely yours,
                                                           [logo of Multi-Color]
/s/ Lorrence T. Kellar

Lorrence T. Kellar
Chairman of the Board

July 16, 2001

                            NOTICE OF ANNUAL MEETING
                                       OF
                     SHAREHOLDERS OF MULTI-COLOR CORPORATION


TIME:

         10:30 a.m., Eastern Time

DATE:

         August 16, 2001

PLACE:

         Queen City Club
         331 East Fourth Street
         Cincinnati, Ohio 45202

PURPOSE:

         1.       Election of directors.

         2. Consideration and approval of an amendment to Multi-Color Corporation's 1998 Non-Employee Director Stock Option Plan to increase the number of shares available for issuance thereunder.

         3. Ratification of the appointment of Grant Thornton LLP as Multi-Color's independent public accountants for fiscal year ending March 31, 2002.

         4.       Conduct other business, if properly raised.

         Only shareholders of record on June 30, 2001 may vote at the meeting. The approximate mailing date of this proxy statement and accompanying proxy card is July 16, 2001.

         YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE, AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

/s/ Dawn H. Bertsche

Dawn H. Bertsche
Vice President-Finance, Chief Financial Officer and Secretary

July 16, 2001

                             MULTI-COLOR CORPORATION

                       205 West Fourth Street, Suite 1140
                             Cincinnati, Ohio 45202

                                          --------------------------------------
                                 PROXY STATEMENT
                                          --------------------------------------


GENERAL INFORMATION

TIME AND PLACE OF ANNUAL MEETING

The annual meeting will be held on Thursday August 16, 2001 at 10:30 a.m. at Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202.

RECORD DATE

Record holders of Common Stock of Multi-Color, as shown on our stock register on June 30, 2001, may vote at the meeting. As of that date, Multi-Color had 2,491,640 shares of Common Stock issued and outstanding.

FIRST MAILING DATE

This Proxy Statement, the Notice of the Annual Meeting of Shareholders and the accompanying proxy card are being mailed to shareholders on or about July 16, 2001.

INFORMATION ABOUT VOTING

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

All proxies will be voted in accordance with the instructions specified. If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of (1) the election of all nominees for director proposed by the Board, (2) the amendment to the 1998 Non-Employee Director Stock Option Plan (the "Directors' Plan") and (3) the ratification of the appointment of Grant Thornton llp as independent public accountants for the fiscal year ending March 31, 2002. Management does not know of any other matters to be presented for action at the Annual Meeting. If any other matter properly comes before the Annual Meeting, however, the proxies will vote such matters in their discretion.

You may receive more than one proxy or voting card depending on how you hold your shares. Please sign and return all proxies. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

REVOKING A PROXY

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by notifying Multi-Color's Secretary in writing at the address under "Questions" on page 15.

SOLICITATION

The proxies are being solicited by Multi-Color's Board of Directors. All expenses of Multi-Color in connection with this solicitation will be borne by Multi-Color. Solicitation will be made principally by mail, but officers and regular employees may solicit proxies by telephone or personal contact with nominal expense to Multi-Color. Multi-Color will request brokers and other nominees who hold Common Stock in their names to solicit proxies from the beneficial owners and will pay the standard charges and expenses associated with that solicitation.

QUORUM

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by Multi-Color are not voted and do not count for this purpose.

VOTES NEEDED

Nominees for director receiving the highest number of votes cast will be elected to fill the seats on the Board. Approval of the amendment to the Directors' Plan and ratification of the appointment of Grant Thornton llp requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

ELECTION OF DIRECTORS
(ITEM 1 ON THE PROXY CARD)

GENERAL INFORMATION ABOUT THE
BOARD OF DIRECTORS

The Board of Directors oversees the management of Multi-Color on your behalf. The Board reviews Multi-Color's long-term strategic plans and exercises direct decision-making authority in key areas such as choosing the Chief Executive Officer, setting the scope of his authority to manage Multi-Color's business day to day, and evaluating his performance. The Board also reviews development and succession plans for Multi-Color's top executives.

Multi-Color's Code of Regulations requires that the Board consist of at least three members with the exact number to be established by shareholders or the Board. The Board has established a board consisting of seven directors.

The Board met six times last year. All of Multi-Color's directors attended at least 75% of Board and committee meetings.

DIRECTOR COMPENSATION

Directors who are not employees of Multi-Color are eligible to receive awards under the Directors' Plan. Non-employee directors receive annually a $5,000 retainer and non-qualified stock options to purchase 2,000 shares. They also receive $1,000 for each meeting attended. Committee members receive non-qualified stock options to purchase an additional 2,000 shares per year per committee, but no director may receive non-qualified stock options to purchase more than 6,000 shares per year. Directors who are employees of Multi-Color are not separately compensated for serving as directors.

BOARD COMMITTEES

The Board appoints committees in order to perform its duties more effectively. Board committees are able to consider key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board.

The Board does not have a nominating committee.

The Audit Committee is responsible for reviewing Multi-Color's internal accounting operations. It also recommends the appointment of independent accountants and reviews the relationship between Multi-Color and its independent accountants. Only non-employee directors serve on Multi-Color's Audit Committee. All members of the Audit Committee are "independent" as defined by the listing standards of the National Association of Securities Dealers. See "Audit Committee Report."


Committee members: Messrs. Keller (Chair man), Kellar and Pease.

Meetings last year: 5

The Compensation Committee is responsible for establishing executive compensation and administering Multi-Color's stock option plans. Only non-employee directors serve on Multi-Color's Compensation Committee.

Committee members: Messrs. Connolly (Chair man), Bonfield and Kellar.

Meetings last year: 1

THE NOMINEES

The board is nominating for election each of the following persons: Gordon B. Bonfield, Charles B. Connolly, Francis D. Gerace, Lorrence T. Kellar, Roger A. Keller, Burton D. Morgan and David H. Pease. Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the meeting will be elected to hold office until the next annual meeting. In voting to elect directors, shareholders are not entitled to cumulate their votes.

If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

Nominees receiving the highest number of votes cast for the positions to be filled will be elected.

Six of the seven Multi-Color directors are not Multi-Color employees. Personal information on each of our nominees is given below.


THE BOARD RECOMMENDS YOU VOTE FOR EACH OF THE FOLLOWING NOMINEES:

--------------------------------------------------------------------------------
Gordon B. Bonfield, III     Mr. Bonfield was elected a director in December
Age 49                      1997. Mr. Bonfield serves as Executive Vice
Director since 1997         President and Chief Operating Officer of Ivex
                            Packaging; he served as President of the Consumer
                            Packaging Division of Ivex Packaging Corporation
                            from June 1999 until August 2000. Mr. Bonfield
                            served as President of Multi-Color from January 12,
                            1998 to May 19, 1999. Mr. Bonfield has 24 years of
                            packaging and printing experience and was president
                            of Fort James Corporation's Packaging Business,
                            prior to being named President of Multi-Color. He
                            joined Fort James in 1988 as Vice President and
                            General Manager for the Folding Carton Group.
--------------------------------------------------------------------------------
Charles B. Connolly         Mr. Connolly was elected a director of Multi-Color
Age 44                      in October 1998. Mr. Connolly has 20 years of
Director since 1998         experience in the converting, coating and packaging
                            industries. He has served as Managing Partner of
                            Connemara Converting, llc, a Chicago-based converter
                            of specialty paper and plastic substrates, since
                            April 1996. From March 1994 to April 1996 he served
                            as Vice President, Sales and Marketing for Lawson
                            Mardon Packaging. Prior to joining Lawson Mardon
                            Packaging, Mr. Connolly was Vice President and
                            General Manager of Camvac America, a subsidiary of
                            Rexam p.l.c. that produces vacuum metallized papers
                            and films, which he joined in 1984.
--------------------------------------------------------------------------------
Francis D. Gerace           Mr. Gerace was appointed as President of Multi-Color
Age 48                      on May 19, 1999 and elected a director in May 1999.
Director since 1999         Mr. Gerace served as Multi-Color's Vice-President of
                            Operations from April 1998 through May 1999. Prior
                            to joining Multi-Color, Mr. Gerace was Director of
                            Strategic Business Systems for Fort James
                            Corporation's Packaging Business from 1993 to 1997.
                            From 1974 to 1993, Mr. Gerace held various general
                            management positions with Conagra, Inc. and Beatrice
                            Foods Company.
--------------------------------------------------------------------------------
Lorrence T. Kellar          Mr. Kellar was elected a director of Multi-Color in
Age 63                      January 1988. Mr. Kellar has been Vice President,
Director since 1988         Real Estate of Kmart Corporation since April 1996.
                            Prior to that time, he served as Group Vice
                            President of The Kroger Co. (a grocery retailer),
                            having joined The Kroger Co. in 1965. His prior
                            positions with The Kroger Co. included Vice
                            President of Corporate Development and Vice
                            President-Treasurer. Mr. Kellar also serves as a
                            director of Frisch's Restaurants.
--------------------------------------------------------------------------------
Roger A. Keller             Mr. Keller was elected a director of Multi-Color in
Age 56                      August 2000.  Mr. Keller is a private investor.
Director since 2000         From July 1993 to November 2000, Mr. Keller served
                            as Vice President, General Counsel and Secretary to
                            Mallinckrodt, Inc., a health-care company.
--------------------------------------------------------------------------------

Burton D. Morgan            Mr. Morgan was elected a director of Multi-Color in
Age 83                      1985 and served Multi-Color as Chairman of the Board
Director since 1985         from 1985 through August 1996. Mr. Morgan has been
                            President of Basic Search, Inc., an Ohio- based
                            venture capital firm, since its founding in 1977.
                            Mr. Morgan founded two adhesive label stock
                            companies.
--------------------------------------------------------------------------------
David H. Pease, Jr.         Mr. Pease served as a director of Multi-Color from
Age 70                      March 1987 to August 1999 and from October 1999 to
Director March 1987 -       the present. He was Chairman and Chief Executive
August 1999; October 1999   Officer of Pease Industries, Inc., a Cincinnati-
- Present                   based manufacturer of residential building products,
                            from 1980 until his retirement in 2000.
--------------------------------------------------------------------------------


AMENDMENT TO DIRECTORS' PLAN
(ITEM 2 ON THE PROXY CARD)

PROPOSED AMENDMENT

The Board of Directors has authorized an amendment to Multi-Color's 1998 Non-Employee Director Plan to increase the number of common shares reserved for issuance from 90,000 to 190,000 shares. As of June 30, 2001 options to purchase 84,000 shares under the Directors' Plan were outstanding; options to purchase an additional 6,000 shares remain available for issuance.

DESCRIPTION OF THE DIRECTORS' PLAN

The Directors' Plan was approved by Multi-Color's Board of Directors and shareholders in 1998. It was adopted to encourage non-employee directors to acquire or increase their ownership of Multi-Color Common Stock. It is intended to foster in participants an incentive to put forth maximum effort for Multi-Color's continued success and growth, and to assist in attracting the best people to serve as directors. The Directors' Plan provides that options have exercise prices equal to the fair market value of Multi-Color's Common Stock on the date of the grant. Options have ten year terms and are immediately exercisable at the time of the grant. The exercise price may be paid in cash or by tendering Multi-Color Common Stock with a fair market value on the date of exercise equal to the exercise price.

If a non-employee director ceases to be a member of the Board of Directors (other than by reason of death or disability), the option may be exercised by the director at any time within ninety days after he ceases to be a director, but not beyond the term of the option. If a director dies or becomes disabled while serving on the Board or within 90 days after ceasing to serve, then an option may be exercised at any time within one year after death or termination of directorship by reason of disability but not beyond the term of the option.

The Compensation Committee administers the Directors' Plan. Each year on October 15, the anniversary of the adoption of the Directors' Plan, each non-employee director is granted an option to purchase 2,000 shares of Multi-Color Common Stock. Committee members also receive 2,000 non-qualified stock options per year per committee, up to a total of 6,000 non-qualified stock options per fiscal year. New directors receive options to purchase 2,000 shares of Multi-Color Common Stock upon joining the Board. All current and subsequently appointed non-employee directors of Multi-Color are eligible to receive awards under the Directors' Plan.

All options issued under the Directors' Plan are non-qualified options which means that they do not qualify for the tax benefits provided under Section 422 of the Internal Revenue Code of 1986, as amended. Directors who receive options incur no federal income tax liability at the time of grant. The directors recognize taxable income and Multi-Color has a tax deduction at the time of exercise to the extent of the difference between the market price on the date of exercise and the exercise price.

The affirmative vote of a majority of votes cast at the meeting is required to approve the amendment to the Directors' Plan.

THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT TO THE DIRECTORS' PLAN.

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR ENDING MARCH 31, 2002 (ITEM 3 ON THE PROXY CARD)

The Board is seeking shareholder ratification of its appointment of Grant Thornton llp as independent public accountants for the fiscal year ending March 31, 2002. Although action by the shareholders in this matter is not required, the Board believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of Multi-Color's financial controls and reporting. An affirmative vote of a majority of votes cast at the meeting is required for ratification. If ratification is not obtained, the Board intends to continue the employment of Grant Thornton llp at least through fiscal year ending March 31, 2002. Representatives of Grant Thornton llp are expected to be present at the Annual Meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

Audit Fees

Grant Thornton LLP billed Multi-Color $68,000 for the fiscal year ended March 31, 2001 audit and review of the Forms 10-Q for the first three quarters of fiscal year ended March 31, 2001.

Financial Information Systems Design and Implementation Fees

There were no fees related to financial systems design and implementation rendered by Grant Thornton LLP for the fiscal year ended March 31, 2001.

All Other Fees

Aggregate fees for all other services (including tax compliance, research and consulting, financial due diligence) rendered by Grant Thornton LLP in the fiscal year ended March 31, 2001 were $70,200.


            DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

       This table lists directors, director nominees, certain executive officers and shareholders known by Multi-Color to own beneficially five percent (5%) or more or its outstanding Common

Stock as of May 31, 2001:


                                                                                                 Common Stock
                                                                                             Beneficially Owned (1)
           Name                                      Position                                Amount         Percentage
----------------------------------          ----------------------------                  -----------     -------------
John C. Court (2)                              Principal Shareholder                          431,932         17.3%
Phronesis Partners LP (3)                      Principal Shareholder                          176,630          7.1%
Dimensional Fund Advisors,                     Principal Shareholder                          125,700          5.0%
Inc.(4)
Burton D. Morgan                               Director                                       491,804         19.7%
Lorrence T. Kellar                             Chairman of the                                132,852          5.2%
                                               Board of Directors
Roger A. Keller(5)                             Director                                        98,000          3.9%
David H. Pease, Jr.                            Director                                        63,352          2.5%

Gordon B. Bonfield, III (6)                    Director                                        31,200          1.2%
Charles B. Connolly                            Director                                        20,880           *
Francis D. Gerace (7)                          Chief Executive Officer,                       101,588          4.0%
                                               President, Director
Steven G. Mulch (8)                            Senior Vice President                           71,814          2.8%
                                               of Sales and Marketing
John R. Voelker (9)                            Vice President of                               89,799          3.6%
                                               Sales, In-Mold Labels
Dawn H. Bertsche (5) (10)                      Vice President-Finance,                         17,935           *
                                               Chief Financial Officer,
                                               Secretary
Thomas Vogt (11)                               Vice President of                                7,171           *
                                               Sales, Specialty Labels
Executive Officers and Directors                                                            1,139,728         40.9%
serving as of 5/31/01 as a group,                                                           =========         ====
including the above (12 persons)
* Indicates less than one percent.
-------------------------------------

(1.) Included in the amount of Common Stock beneficially owned are the following shares of Common Stock subject to exercisable options or options exercisable within 60 days of May 31, 2001; Ms. Bertsche - 11,666 shares, Mr. Bonfield - 12,000 shares, Mr. Connolly - 18,000 shares, Mr. Gerace - 71,667 shares, Mr. Kellar - 48,000 shares, Mr. Keller - 4,000 shares, Mr. Mulch - 58,333 shares, Mr. Pease - 42,000 shares; Mr. Voelker
       - 10,000 shares and Mr. Vogt - 6,667 shares. All officers, directors and principal stockholders have sole investment and voting power unless otherwise indicated.

(2.) Includes 3,869 shares held by Mr. Court's son. The business address of Mr. Court is 2145 East Hill Avenue, Cincinnati Ohio 45208.

(3.) Based on a Schedule 13G/A filed on February 14, 2001 with the Securities and Exchange Commission and other information available to Multi-Color. The principal business address of Phronesis Partners, LP is 197 East Broad Street, Suite 200, Columbus, Ohio 43215.

(4.) Based on a Schedule 13G filed on February 2, 2001 by Dimensional Fund Advisors, Inc. with the Securities and Exchange Commission. All shares are held in portfolios of Dimensional Fund Advisors, Inc., a registered investment advisor. Dimensional Fund Advisors, Inc. disclaims beneficial ownership of all such shares. The business address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(5.)   Shares held jointly with right of survivorship.

(6.)   Includes 19,200 shares held by Gordon B. Bonfield III Living Trust.

(7.)   Includes 2,121 shares held in Mr. Gerace's 401k plan.

(8.) Includes 1,381 shares held in Mr. Mulch's 401k plan. Mr. Mulch was promoted to Senior Vice President of Sales and Marketing in April of 2000. He previously held the position of Vice President of Corporate Sales and Business Development with Multi-Color from April 1998 to April 2000. Prior to joining Multi-Color, Mr. Mulch was Vice President and General Manager of a four plant division of Fort James Packaging Business from 1991 to 1997. From 1972 to 1991, Mr. Mulch held various positions with Tenneco, Inc. including general manager of the offset carton converting plant in Grand Rapids, Michigan.

(9.) Includes 3,779 shares held in Mr. Voelker's 401(k) plan. Mr. Voelker was appointed Vice President of Sales of Multi-Color in June of 1995. Prior to that time Mr. Voelker served as Multi-Color's Vice President National Accounts from 1992 to 1995 and Vice President of Multi- Color Graphics from 1989 to 1992.

(10.) Ms. Bertsche was appointed Vice President-Finance, Chief Financial Officer and Secretary of Multi-Color on August 23, 1999. Prior to joining Multi-Color, Ms. Bertsche was Chief Financial Officer for Hill Top Research, Inc., a Cincinnati-based clinical research company from 1997 until 1999. From 1987 to1997 she was Vice President and Controller of Clopay Corporation, a diversified Cincinnati-based manufacturer of building products and specialty plastic films, where she was involved in all aspects of several successful acquisitions.

(11.) Includes 504 shares held in Mr. Vogt's 401k plan. Mr. Vogt was appointed Vice President of Sales, Specialty Labels in December 1999. Prior to joining Multi-Color, Mr. Vogt was

       Vice President of Sales at Gar Doc, Inc. from 1994 to 1999. From 1970 to 1994, Mr. Vogt held various executive positions in companies that he formed in the color separation, computer design and label printing industries.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16 of the Securities and Exchange Act of 1934 requires Multi-Color's executive officers, directors and persons who own more than 10% of a registered class of Multi-Color's equity securities to file reports of ownership and changes in ownership. Based on a review of the copies of such forms it received, Multi-Color believes that during the last fiscal year, except for one Form 4 filed late by Mr. Connolly, all of its executive officers, directors and ten percent shareholders complied with the Section 16 reporting requirements.

                           SUMMARY COMPENSATION TABLE

       The following table sets forth the cash and non-cash compensation for Multi-Color's Chief Executive Officer and four most highly compensated executive officers for the fiscal years ended March 31, 2001, 2000 and 1999, respectively.

                                                                                                 Long Term
                                                                                                 Compensa-
                                                             Annual Compensation                 tion Awards        All Other
                               Fiscal            -------------------------------------------     -----------     Compensation(2)
                                Year                                                             Securities
         Name and              Ended                                          Other Annual       Underlying
    Principal Position        March 31           Salary         Bonus        Compensation(1)     Options (#)
---------------------------------------------------------------------------------------------------------------------------------
Francis D. Gerace               2001          $  200,000       $ 132,436        $   20,383           20,000        $   3,696
President and Chief
Executive Officer

                                2000          $  175,000       $ 124,785        $   14,000           45,000          $   -0-
                                1999          $  175,000       $  69,360        $   11,248              -0-          $   -0-


Dawn H. Bertsche                2001          $  160,000       $ 105,949        $   14,570           10,000        $   2,007
Chief Financial Officer,
Vice President-Finance
and Secretary(3)

                                2000          $   91,888       $  62,393        $    7,258           25,000        $   1,506


Steven G. Mulch                 2001          $  170,000       $ 112,571        $   17,681           10,000        $   5,387
Senior Vice President of
Sales and Marketing

                                2000          $  150,000       $ 106,959        $   12,000           15,000        $   3,093
                                1999          $  150,000       $  74,315        $   12,049              -0-        $   5,137


John R. Voelker                 2001          $  120,000       $  47,677        $   16,288            5,000        $   4,591
Vice President of Sales,
In-Mold Labels

                                2000          $  105,000       $  44,923        $    8,400            5,000        $   2,887
                                1999          $  105,000       $  31,212        $   16,163            5,000        $   3,912


Thomas Vogt                     2001          $  125,000       $  49,664        $   11,099              -0-        $   4,311
Vice President of Sales,
Specialty Labels (4)

                                2000          $   33,775       $  17,826        $    3,333           20,000        $   4,036


(1.) Multi-Color has established a supplemental retirement program for key executives based on 8% of the executive's salary; the amounts listed represent the percentage of salary plus accrued interest under this plan.

(2.) The amounts listed reflect Multi-Color's contributions under the Multi-Color Corporation 401(k) plan.

(3.) Ms. Bertsche joined Multi-Color as Vice President, Chief Financial Officer and Secretary in August 1999.

(4.) Mr. Vogt joined Multi-Color in December 1999 as Vice President of Sales, Specialty Labels.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES


                                                                 Number of Securities            Value of Unexercised
                                                 Value          Underlying Unexercised         In-the-Money Options at
                          Shares Acquired       Realized      Options at Fiscal Year End           Fiscal Year End
                          on Exercise (#)         ($)          Exercisable/Unexercisable     Exercisable/Unexercisable(1)
                         ------------------ ---------------- -----------------------------  ------------------------------
Francis D. Gerace               -0-               -0-                71,667/43,333                $325,652/$192,299
Dawn H. Bertsche                -0-               -0-                11,666/23,334                 $51,747/$103,503
Steven G. Mulch                 -0-               -0-                58,333/16,667                 $226,549/$74,102
John R. Voelker                 -0-               -0-                10,000/5,000                  $50,856/$24,479
Thomas Vogt                     -0-               -0-                6,667/13,333                  $35,002/$69,998


(1.) Based upon a fair market value of $11.00 on March 30, 2001 (closing price of stock on this date).


EMPLOYMENT AGREEMENTS

       Multi-Color and Mr. Gerace are parties to an Employment Agreement dated as of March 16, 1998, as amended on May 18, 1999. The initial term of employment extended through June 30, 2000. The term automatically renews for successive one year periods until either party gives the other at least three (3) months written notice. The Board sets Mr. Gerace's salary annually based on performance. Mr. Gerace is also entitled to a bonus pursuant to the Executive Incentive Compensation Plan, as amended from time to time. If Mr. Gerace terminates his employment for any reason within one year of a Change in Control (as defined in his agreement), he is entitled to: (i) his annual salary through the date of termination, (ii) a bonus of 50% of his annual salary prorated through the date of termination, (iii) any deferred compensation and other non-qualified benefit plan balances and (iv) an amount equal to his annual salary paid over a two year period in monthly installments. If Mr. Gerace's position is eliminated upon a Change in Control or if Mr. Gerace is terminated by Multi-Color for any reason other than Cause (as defined in his agreement), he will receive the same severance compensation as stated above except that the compensation provided in item (iv) above will be paid in a lump sum.

       Multi-Color and Mr. Mulch are parties to an Employment Agreement dated as of March 16, 1998. The initial term of employment extended through September 30, 2000. The term automatically renews for successive one year periods until either party gives the other at least three (3) months written notice. The Board sets Mr. Mulch's salary annually based on performance. Mr. Mulch is also entitled to a bonus pursuant to the Executive Incentive Compensation Plan, as amended from time to time. If Mr. Mulch terminates his employment for any reason within one year of a Change in Control (as defined in his employment agreement), he is entitled to: (i) his annual salary through the date of termination, (ii) a bonus of 50% of his annual salary prorated through the date of termination, (iii) any deferred compensation and other non-qualified benefit plan balances and (iv) an amount equal to his annual salary paid over a two year period in monthly installments. If Mr. Mulch's position is eliminated upon a Change in Control or if Mr. Mulch is terminated by Multi-Color for any reason other than Cause (as defined in his agreement), he will receive the same severance compensation as stated above except that the compensation provided in item (iv) above will be paid in a lump sum.

       Upon termination of employment, other than for cause, Ms. Bertsche, Mr. Yamasaki and Mr. Vogt would be entitled to payments equal to one year's salary paid over a one-year period.

       Multi-Color maintains stock option plans which authorize the issuance of incentive and non-qualified stock options. Options granted under the plans contain such terms and conditions as are established by the Board at the time of the grant. Options currently granted to employees generally have ten year terms and vest ratably over three years. The options vest upon a change in control.


                        OPTION GRANTS IN LAST FISCAL YEAR


                                             % of Total                                                  Potential
                                               Options                                                Realized Value
                                             Granted for        Exercise                             of Assumed Annual
                              Options         Employees           Price                               Rates of Price
                              Granted         in Fiscal          ($/Per         Expiration             Appreciation
    Individual Grants           (1)             Year             Share)            Date             for Option Term (2)
                                                                                               -----------------------------
                                                                                                     5%            10%
----------------------------------------------------------------------------------------------------------------------------
Francis D. Gerace             20,000           25.00%             $ 6.50         4/20/2010         81,756            207,187
Dawn H. Bertsche              10,000           12.50%               6.50         4/20/2010         40,878            103,593
Steven G. Mulch               10,000           12.50%               6.50         4/20/2010         40,878            103,593
John R. Voelker                5,000            6.25%               6.50         4/20/2010         20,439             51,797
Thomas Vogt                     -0-              -0-                n/a             n/a             -0-                -0-

(1) All options are non-qualified options, granted at fair market value, and vest ratably over three years.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by the applicable regulations of the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Common Stock price.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION POLICIES

       Multi-Color's policies on executive compensation are designed to encourage and motivate its executive officers to achieve both short-term and long-term operating, financial and strategic goals, and thereby build shareholder value on a steady but aggressive basis. To that end, senior executive compensation packages are increasingly weighted towards incentive plans that emphasize stock ownership and bonus compensation arrangements which serve to align more closely the interests of management with shareholders. It is also the policy of the Committee to reward superior corporate performance, recognize individual initiative and achievement, and assist Multi-Color in attracting and retaining qualified executives.

       The Omnibus Budget Reconciliation Act of 1993 provides that compensation in excess of $1,000,000 per year paid to the Chief Executive Officer of a public company as well as the other executive officers listed in the compensation table is not deductible unless the compensation is "performance-based" and approved by the shareholders. The Committee does not believe any action is currently required by Multi-Color or its shareholders in order for the compensation paid to its executive officers to meet the requirements for deductibility.

SALARIES

       The Committee believes it is important to maintain executive salaries at competitive levels, and relies heavily on comparisons with other regional companies of similar size. In determining salary adjustments for executive officers, the Committee takes into account, among other things, the salaries paid by comparable regional companies as reported in a study commissioned by Multi-Color from Grant Thornton LLP. The Committee believes these materials provide a broad representation of salaries paid in the region, which gives the Committee a reasonable basis for establishing salary levels and adjustments.

       Salary levels and adjustments targeted are the average of the reported ranges. In establishing salaries for the executive officers, the Committee took into account Multi-Color's recent performance based on certain general financial and operational criteria. The Committee did not, however, base its decisions on salary levels or adjustments on specific quantifiable performance goals or targets, but attempted to maintain salaries at a level which will allow Multi-Color to compete in the marketplace for executive talent. In addition, the Committee did not compare Multi-Color's executive compensation with the levels of compensation paid by companies in the Media General Nasdaq Market Index or the Media General MG Industry Group 325-Packaging and Containers, nor did the Committee attempt to correlate executive compensation levels with Multi-Color's relative performance as shown in the financial performance graph contained in this Proxy Statement.

       With respect to the salary paid to Mr. Gerace, Multi-Color's President, the Committee utilized the salary data, company performance and other factors described above. The Committee also evaluated the ability of Mr. Gerace to develop and implement strategic plans for company growth and profitability. The Committee determined Mr. Gerace's salary was appropriate in light of these factors.

ANNUAL BONUSES

       In its determining annual bonus awards, the Committee utilized the compensation survey mentioned above, but relied on such data to a lesser extent than in its review of the salary component.

STOCK OPTIONS AND RESTRICTED STOCK

       Multi-Color's 1997 Stock Option Plan and 1999 Long Term Incentive Plan are the principal means by which long-term incentive compensation is provided for key officers and employees of Multi- Color and the interests of these persons are brought more closely into tandem with the interests of shareholders. The plans are administered by the Compensation Committee. Multi-Color's policies on executive compensation are applicable to all decisions regarding the number, pricing, timing and the recipients of stock option grants and restricted stock awards.

RESPECTFULLY SUBMITTED BY THE MEMBERS OF THE COMPENSATION COMMITTEE, CHARLES B. CONNOLLY (CHAIRMAN), LORRENCE T. KELLAR, AND GORDON B. BONFIELD, III.

                             AUDIT COMMITTEE REPORT

       The Securities and Exchange Commission rules that took effect in December 2000 require proxy statements to include a report of the Audit Committee addressing several matters identified in the rules. In addition, the SEC requires that any written charter adopted by the Audit Committee be included as an attachment to the proxy statement at least once every three years. On March 10, 2000 the Audit Committee adopted and on June 14, 2001 the Board ratified the adoption of a written charter, which is included as Exhibit A to this Proxy Statement.

       The Audit Committee of the Board of Directors of Multi-Color has been established to implement and to support the Board's oversight function with respect to Multi-Color's financial reporting, accounting policies, internal controls and independent outside auditors, Grant Thornton LLP.

       In connection with the March 31, 2001 financial statements, the Audit Committee reviewed and discussed the audited financial statements with management; discussed with the auditors the matters required by Statement on Auditing Standards No. 61; and received and discussed with the auditors the matters required by Independent Standards Board Statement No. 1 and considered the compatibility of non-audit services with the auditor's independence.

       Based on these reviews and discussions, the Audit Committee recommended to the Board that Multi-Color's audited financial statements be included in its Annual Report on Form 10-K for the year ended March 31, 2001.

       The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Act of 1934, except to the extent Multi-Color specifically incorporates such report by reference therein.

                                               AUDIT COMMITTEE
                                               Roger A. Keller (Chairman)
                                               Lorrence T. Kellar
                                               David H. Pease, Jr.


                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

       Mr. John Yamasaki joined Multi-Color as Vice President of Sales and Product Development, Heat-Shrink Labels after Multi-Color's acquisition of Uniflex in June 2000. Mr. Yamasaki had served as President and a shareholder of Uniflex. In connection with the acquisition of Uniflex, Multi-Color entered into a Non-Competition Agreement with Mr. Yamasaki which provided for a $150,000 cash payment at closing and an additional $600,000 in four equal installments over four years.

       On May 23, 2001 Multi-Color and John Court, a former President and Chairman and a principal shareholder of Multi-Color, entered into an agreement whereby John Court, in consideration for a cash payment of $411,572, agreed to the cancellation of options to purchase 106,625 shares of Multi-Color Common Stock held by him.

                                PERFORMANCE GRAPH

          The following performance graph compares Multi-Color's cumulative total shareholder return from April 1, 1996 through March 31, 2001, to that of the Media General Nasdaq Market Index, a broad market index, and Media General MG Industry Group 325 - Packaging and Containers, an index of printing and packaging industry peer companies. The graph assumes that the value of the investment in the Common Stock and each index was $100 on April 1, 1996 and that all dividends were reinvested. Stock price performances shown in the graph are not indicative of future price performances. This data was furnished by Media General Financial Services.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                          AMONG MULTICOLOR CORPORATION,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX


                   1996      1997      1998      1999      2000     2001
                   ----      ----      ----      ----      ----     ----
Pkg/Cont. Index    $100    $103.73   $105.90   $ 82.62   $ 70.31  $ 59.33
Nasdaq              100     113.45    165.57    219.64    415.18   168.47
Multi-Color         100     127.78    138.89    141.67    159.73   244.44

                PROPOSALS OF SHAREHOLDERS FOR 2002 ANNUAL MEETING

       In order for a shareholder proposal to be included in Multi-Color's proxy statement for presentation at next year's annual meeting, it must be received, in writing, by the Secretary of Multi-Color at its principal executive offices, 205 West Fourth Street, Suite 1140, Cincinnati, Ohio 45202, not later than March 18, 2002. If Multi-Color does not receive written notice of the shareholder proposal by March 18, 2002, proxies received by Multi-Color for next year's annual meeting will be voted in accordance with management on any such proposal. If there is a change in the anticipated date of next year's annual meeting (or this deadline) by more than 30 days, we will notify you of this change through our Form 10-Q filings or by any other practicable means.


                                  ANNUAL REPORT

       The Annual Report for the fiscal year ended March 31, 2001 accompanies this Proxy Statement.


                                   QUESTIONS?

If you have questions or need more information about the annual meeting, write to:

          Dawn H. Bertsche
          Vice President-Finance, Chief Financial Officer
            and Secretary
          Multi-Color Corporation
          205 West Fourth Street, Suite 1140
          Cincinnati, Ohio 45202

          or call us at (513) 381-1480.

For information about your record holdings, call the Fifth Third Bank Shareholder Services at 1- 800-837-2755. We also invite you to visit Multi-Color's Internet site at www.multicolorcorp.com. Information contained on this website is not part of this proxy solicitation.

                                    EXHIBIT A

                             MULTI-COLOR CORPORATION
                             AUDIT COMMITTEE CHARTER


Organization

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors, of who are independent of the management of the corporation, who are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgement as a committee member.

Statement of Policy

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

       - Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

       - Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

       - Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to deter mine their adherence to the code of conduct.

       - Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

       - Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

       - Review accounting and financial human resources and succession planning within the company.

       - Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meetings with, the board of directors.

       - Investigate any matters brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                             MULTI-COLOR CORPORATION


       The undersigned hereby appoints Francis D. Gerace and Dawn H. Bertsche, or either of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Multi-Color Corporation to be held on Thursday, August 16, 2001 at 10:30 a.m. Eastern Time at Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202, and any adjournment of such meeting on the matters specified below and in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING
                                   PROPOSALS:

1.     AUTHORITY TO ELECT AS DIRECTORS THE SEVEN (7) NOMINEES LISTED BELOW.

               FOR                      WITHHOLD AUTHORITY
                  ----                                    ----

        GORDON B. BONFIELD, III, CHARLES B. CONNOLLY, FRANCIS D. GERACE,
             LORRENCE T. KELLAR, ROGER A. KELLER, BURTON D. MORGAN,
                             AND DAVID H. PEASE, JR.

WRITE THE NAME OF ANY NOMINEE(S) FOR WHOM AUTHORITY TO VOTE IS WITHHELD
                                                                        --------


2. APPROVAL OF AN AMENDMENT TO MULTI-COLOR CORPORATION'S 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER FROM 90,000 TO 190,000 SHARES.

               FOR                  AGAINST                ABSTAIN
                  ----                     ----                   ----

3. RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2002.

               FOR                  AGAINST                ABSTAIN
                  ----                     ----                   ----


THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

                  , 2001
                                              Signature(s) of shareholder(s)


IMPORTANT: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON INDICATING, WHERE PROPER, OFFICIAL POSITION OR REPRESENTATIVE CAPACITY. IN THE CASE OF JOINT HOLDERS, ALL SHOULD SIGN.



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.



                                        1